Exhibit 99.2

FOR IMMEDIATE RELEASE	For more information, contact:
Marty Ketelaar, Director,
Investor Relations
(515) 362-3693

AmerUs Group Reports Record Second Quarter Net Income

     DES MOINES, Iowa (August 5, 2003)—AmerUs Group Co. (NYSE: AMH), a leading producer of life insurance and annuity products, today reported record second quarter 2003 net income of $43.7 million, or $1.11 per diluted share, a significant increase over last year’s reported results of $4.3 million, or $0.10 per diluted share. Net income for the first six months of 2003 was $79.5 million, or $2.02 per diluted share, compared with $29.2 million, or $0.71 per diluted share reported a year ago.

     Adjusted net operating income for the second quarter of 2003 was $37.1 million, or $0.94 per diluted share, compared with $36.1 million, or $0.89 per diluted share a year ago.1 Year-to-date adjusted net operating income was $73.2 million, or $1.86 per diluted share compared to $72.2 million or $1.75 per diluted share. Commenting on the company’s second quarter and six month results, chairman, president and chief executive officer Roger K. Brooks said, “Our strong core earnings, combined with the improved market environment, have significantly improved net income. Fundamentals continue to be strong and we are pleased to be seeing more positive signs in the economic environment.”

Accumulation Product Results and Sales2

     Pre-tax operating income for the accumulation segment was $29.4 million during the second quarter of 2003 compared to $31.9 million a year ago. The decrease was due to lower spreads on fixed annuity products and lower contributions from owned marketing organization operations. Year-to-date, pre-tax operating income was $58.8 million compared to $58.5 million for the first six months of 2002.

     Sales of fixed annuity products for the quarter were $468 million, compared with $403 million in the second quarter of 2002. Year-to-date, fixed annuity sales were $844 million compared to $797 million during the first six months of 2002. Equity index annuities, the company’s most profitable annuity product, comprised 78 percent and 71 percent of second quarter and year-to-date sales, respectively.

Protection Product Results and Sales2

     Pre-tax operating income for the protection segment was $33.8 million compared to $29.8 million during the second quarter of 2002. The increase was primarily attributable to increased product margins. Year-to-date, pre-tax operating income was $67.0 million compared to $65.3 million for the first six months of 2002.

     Second quarter fixed life sales were $30.7 million, compared to $36.9 million in the second quarter of 2002. Year-to-date, fixed life sales were $62.0 million, compared to $67.7 million in the first six months of 2002. Equity-index life sales, AmerUs Group’s most profitable protection product, increased 21 percent to $25 million through the first six months of 2003, a new record. “While we experienced a temporary decline in sales early in the quarter, sales have rebounded to expected levels and we expect to achieve our 2003 goals,” said Brooks.

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Net Investment Income

     Net investment income was $250 million in the second quarter of 2003 compared to $252 million in the second quarter of 2002. Growth in invested assets was offset by lower yields on new investments. The portfolio yield during the second quarter of 2003 was 5.92 percent, compared to 6.53 percent in the second quarter of 2002. Year-to-date portfolio yields were 6.01 percent, compared to 6.42 percent in the first six months of 2002. The declines in portfolio yields were offset by a corresponding reduction in credited rates.

Earnings Guidance3

     The company also reaffirmed its adjusted net operating income guidance of $3.70 to $3.80 per diluted share for 2003. “The recent increase in new money investment rates, continued growth in our business segments and greater efficiencies will contribute to achieving our operating earnings targets,” said Brooks.

Corporate Actions

     During the second quarter, the company issued $144 million of PRIDESSM securities. The PRIDES are traded on the New York Stock Exchange under the symbol “AMH A”.

     Additionally, the company completed the merger of IL Annuity and Insurance Company into its parent company, Indianapolis Life Insurance Company, effective June 30, 2003.

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Conference Call, Audio Replay and Additional Financial Information

     Interested parties may listen to a conference call with AmerUs Group’s management discussing second quarter 2003 results by calling (toll free) 888-820-4341 (international 706-679-8569) at 11 a.m. EDT on Wednesday, August 6, 2003. An audio replay of AmerUs Group’s call will be available at 2 p.m. EDT, August 6, 2003, through August 13, 2003. The replay can be accessed by dialing 800-642-1687 (international: 706-645-9291), Conference ID 1379402.

     Further detailed financial information, including operating segment income, investment composition, operating expenses and product distribution by channel, can be found in AmerUs Group’s Financial Supplement, which is available by accessing the company’s web site at www.amerus.com or by contacting the company’s investor relations department at (515) 362-3695.

Caution Regarding Forward-Looking Statements

     This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Forward-looking statements are not based on historical information and relate to future operations, strategies, financial results or other developments. Additionally, forward-looking statements are subject to assumptions, risks and uncertainties. Statements such as “guidance,” “expect,” “anticipate,” “believe,” “goal,” “objective,” “target,” “may,” “should,” “estimate,” “projects,” or similar words as well as specific projections of future results qualify as forward-looking statements. Factors that may cause our actual results to differ materially from those contemplated by these forward-looking statements can be found in the

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company’s 10-K, filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date the statement was made and AmerUs Group undertakes no obligation to update such forward-looking statements. There can be no assurance that other factors not currently anticipated by the company will not materially and adversely affect our results of operations. Investors are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf.

     AmerUs Group Co. is located in Des Moines, Iowa, and is engaged through its subsidiaries in the business of marketing individual life insurance and annuity products in the United States. Its major subsidiaries include: AmerUs Life Insurance Company, American Investors Life Insurance Company, Inc., Bankers Life Insurance Company of New York, and Indianapolis Life Insurance Company.

     As of June 30, 2003, AmerUs Group’s total assets were $21.8 billion and shareholders’ equity totaled $1.4 billion, including accumulated other comprehensive income.

1 The company views adjusted net operating income, a non-GAAP financial measure, as an important indicator of financial performance. When presented with net income, the combined presentation can enhance an investor’s understanding of AmerUs Group’s underlying profitability and normalized results from operations. The definition of adjusted net operating earnings, as presented in this press release, excludes the following items on an after-tax basis from net income: open block realized gains and losses, deferred policy acquisition costs associated with open block realized gains and losses, non-insurance operations, restructuring costs, non-recurring reinsurance adjustments and the impact of SFAS 133. Non-GAAP measures are also used for goal setting, determining employee and management compensation and evaluating our performance on a comparable basis to that used by security analysts. A reconciliation of net income to adjusted net operating income has been included as part of this press release.

2 Sales for an insurance company are a non-GAAP financial measure. We do not believe there is a comparable GAAP financial measure and as a result, have not provided reconciliation. Sales are presented in accordance with industry practice and represent the amount of new business sold during the period. We believe sales are a measure of the productivity of our distribution networks. Sales are also a leading indicator of future revenue trends. However, revenues are driven by prior period sales as well as current period sales and therefore, a reconciliation of sales to revenues would not be meaningful or determinable.

3 Adjusted net operating income per share is a non-GAAP financial measure. Due to the unpredictability of the timing and recognition of gains and losses, especially items such as credit impairments, trading gains and losses, FAS 133 adjustments as well as the unpredictable nature of certain other unusual or non-recurring items that management believes are not indicative of ongoing operational performance, guidance on GAAP net income cannot readily be estimated. Accordingly, the company is unable to provide guidance with respect to, or a reconciliation of guidance on, adjusted net operating income per share to GAAP net income per share.

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AMERUS GROUP CO.
ADJUSTED NET OPERATING INCOME
($ in thousands, except share data)

Adjusted net operating income reflects net income adjusted to eliminate certain items, such as open block realized gains and losses, deferred policy acquisition costs associated with the open block realized gains and losses, non-insurance operations, restructuring costs, reinsurance adjustments and the impact of SFAS 133. Adjusted net operating income shown below does not constitute our net income computed in accordance with GAAP. The adjustments are presented net of income taxes.

	For The Three Months Ended		For The Six Months Ended
	June 30,		June 30,
	2003	2002	2003	2002

Net Income	$43,711	$4,262	$79,501	$29,176
Realized (gains) losses on open block investments (A)	(10,639)	23,155	(15,916)	29,575
Net amortization of DAC and VOBA due to open block gains or losses (B)	2,093	(3,668)	6,398	(5,166)
Net effect of accounting differences from SFAS 133 (C)	(3,092)	8,801	(3,075)	14,123
Demutualization costs (D)	—	179	—	464
Restructuring costs (E)	8,210	3,937	10,233	5,054
Other income from non-insurance operations (F)	(671)	(540)	(1,396)	(996)
Non-recurring reinsurance adjustments (G)	(2,505)	—	(2,505)	—

Adjusted Net Operating Income	$37,107	$36,126	$73,240	$72,230

Adjusted Net Operating Income per common share:
Basic	$0.95	$0.90	$1.87	$1.77

Diluted	$0.94	$0.89	$1.86	$1.75

Weighted average common shares outstanding:
Basic	39,161,780	40,155,276	39,112,346	40,749,054

Diluted	39,404,467	40,661,337	39,354,894	41,311,695

AMERUS GROUP CO.
NOTES TO ADJUSTED NET OPERATING INCOME

(A)	Represents total open block realized gains or losses on investments. Open block realized gains or losses may vary widely between periods. Such amounts are determined by management’s timing of individual transactions or current market conditions and do not necessarily correspond to the underlying operating trends.

(B)	Represents amortization of DAC and VOBA on the open block realized gains or losses that are included in our product margins.

(C)	Represents the net effect of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” related accounting entries. The accounting entries consist of cash flow hedge amortization, market value adjustments on trading securities, derivatives, equity-indexed contracts, and the associated change in amortization of DAC and VOBA resulting from such adjustments.

(D)	Represents costs directly related to our demutualizations. The costs consist primarily of legal, actuarial and consulting expenses.

(E)	Represents costs of restructuring our operations to eliminate duplicative functions and to merge IL Annuity into ILIC. The costs consist primarily of relocation of employees, severance and termination benefits, systems conversion, and merger related expenses. In addition, the second quarter of 2003 included a $5.0 million impairment loss on the Indianapolis Life office building.

(F)	Represents the net income from our residential financing and property operations which is not part of our insurance operations.

(G)	Represents adjustments for the release of a $5.3 million liability in conjunction with the settlement and amendment of a reinsurance arrangement and a $2.8 million true-up of pre-2003 reinsurance settlements under a reinsurance arrangement between the ILIC open block and closed block. As these items are not of a continuing nature, they are excluded from adjusted net operating income.

AMERUS GROUP CO.
CONSOLIDATED STATEMENTS OF INCOME
($ in thousands, except share data)

	For The Three Months Ended June 30,		For The Six Months Ended June 30,
	2003	2002	2003	2002

Revenues:
Insurance premiums	$79,637	$91,853	$161,242	$182,333
Universal life and annuity product charges	51,426	35,016	95,534	74,058
Net investment income	249,646	251,897	502,863	491,667
Realized gains (losses) on investments	16,649	(41,133)	31,797	(46,387)
Unrealized gains (losses) on investments	42,320	(34,778)	35,027	(54,236)
Other income	18,149	20,465	35,316	32,933

	457,827	323,320	861,779	680,368

Benefits and expenses:
Policyowner benefits	256,114	212,283	474,169	418,446
Underwriting, acquisition and other expenses	36,080	45,602	73,799	83,791
Demutualization costs	—	179	—	464
Restructuring costs	12,670	6,416	15,864	8,211
Amortization of deferred policy acquisition costs and value of business acquired	49,578	28,324	99,974	68,164
Dividends to policyowners	29,740	19,221	64,314	47,624

	384,182	312,025	728,120	626,700

Income before interest and income tax expense	73,645	11,295	133,659	53,668
Interest expense	7,575	6,337	14,374	12,364

Income before income tax expense	66,070	4,958	119,285	41,304
Income tax expense	22,359	696	39,784	12,128

Net income	$43,711	$4,262	$79,501	$29,176

Net income per common share:
Basic	$1.12	$0.11	$2.03	$0.72

Diluted	$1.11	$0.10	$2.02	$0.71

Weighted average common shares outstanding:
Basic	39,161,780	40,155,276	39,112,346	40,749,054

Diluted	39,404,467	40,661,337	39,354,894	41,311,695

AMERUS GROUP CO.
CONSOLIDATED BALANCE SHEETS
($ in thousands)

	June 30,	December 31,
	2003	2002

Assets
Investments:
Securities available-for-sale at fair value:
Fixed maturity securities	$13,949,747	$13,328,902
Equity securities	71,285	63,345
Short-term investments	29,831	32,318
Securities held for trading purposes:
Fixed maturity securities	1,854,975	1,843,868
Equity securities	1,921	—
Mortgage loans	911,549	883,034
Real estate	314	476
Policy loans	492,007	496,753
Other investments	590,245	283,794

Total investments	17,901,874	16,932,490
Cash and cash equivalents	645,836	102,612
Accrued investment income	186,437	185,660
Premiums, fees and other receivables	43,683	13,082
Reinsurance receivables	957,530	865,930
Deferred policy acquisition costs	862,278	884,239
Value of business acquired	405,512	454,159
Goodwill	224,075	218,995
Property and equipment	49,657	74,188
Other assets	322,817	326,397
Separate account assets	242,123	235,913

Total assets	$21,841,822	$20,293,665

AMERUS GROUP CO.
CONSOLIDATED BALANCE SHEETS
($ in thousands)

	June 30,	December 31,
	2003	2002

Liabilities and Stockholders’ Equity
Liabilities:
Policy reserves and policyowner funds:
Future life and annuity policy benefits	$16,725,762	$16,244,016
Policyowner funds	1,524,760	1,335,144

	18,250,522	17,579,160
Accrued expenses and other liabilities	819,138	283,836
Dividends payable to policyowners	399,139	303,062
Policy and contract claims	37,714	39,569
Income taxes payable	57,826	61,325
Deferred income taxes	66,434	16,499
Notes payable	552,586	511,353
Separate account liabilities	242,123	235,913

Total liabilities	20,425,482	19,030,717
Stockholders’ equity:
Preferred Stock, no par value, 20,000,000 shares authorized, none issued	—	—
Common Stock, no par value, 230,000,000 shares authorized; 43,728,197 shares issued and 39,083,495 shares outstanding in 2003; 43,656,280 shares issued and 39,011,578 shares outstanding in 2002	43,728	43,656
Additional paid-in capital	1,181,049	1,179,646
Accumulated other comprehensive income	162,364	88,522
Unearned compensation	(1,921)	(458)
Unallocated ESOP shares	(1,406)	(1,443)
Retained earnings	189,018	109,517
Treasury stock, at cost (4,644,702 shares in 2003 and 2002)	(156,492)	(156,492)

Total stockholders’ equity	1,416,340	1,262,948

Total liabilities and stockholders’ equity	$21,841,822	$20,293,665

AMERUS GROUP CO.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
For the Six Months Ended June 30, 2003 and the Year Ended December 31, 2002
($ in thousands)

			Accumulated
		Additional	Other		Unallocated			Total
		Paid-In	Comprehensive	Unearned	ESOP	Retained	Treasury	Stockholders'
	Common Stock	Capital	Income (Loss)	Compensation	Shares	Earnings	Stock	Equity

Balance at December 31, 2001	$43,506	$1,177,688	$12,669	$(727)	$(224)	$62,187	$(56,582)	$1,238,517
2002:
Net income	—	—	—	—	—	62,866	—	62,866
Net unrealized gain on securities	—	—	73,646	—	—	—	—	73,646
Net unrealized gain on derivatives designated as cash flow hedges	—	—	3,434	—	—	—	—	3,434
Stock issued under various incentive plans, net of forfeitures	150	5,730	—	269	—	—	1	6,150
Stock issued under exercise of warrants	—	(3,802)	—	—	—	—	12,205	8,403
Purchase of treasury stock and ESOP shares	—	—	—	—	(2,522)	—	(112,116)	(114,638)
Dividends declared on common stock	—	—	—	—	—	(15,536)	—	(15,536)
Allocation of shares in leveraged ESOP	—	30	—	—	1,303	—	—	1,333
Minimum pension liability adjustment	—	—	(1,227)	—	—	—	—	(1,227)

Balance at December 31, 2002	43,656	1,179,646	88,522	(458)	(1,443)	109,517	(156,492)	1,262,948
2003:
Net income	—	—	—	—	—	79,501	—	79,501
Net unrealized gain (loss) on securities	—	—	72,089	—	—	—	—	72,089
Net unrealized gain (loss) on derivatives designated as cash flow hedges	—	—	1,753	—	—	—	—	1,753
Stock issued under various incentive plans, net of forfeitures	72	8,490	—	(1,463)	—	—	—	7,099
PRIDES purchase contract adjustments and allocated fees and expenses	—	(7,087)	—	—	—	—	—	(7,087)
Allocation of shares in leveraged ESOP	—	—	—	—	37	—	—	37

Balance at June 30, 2003	$43,728	$1,181,049	$162,364	$(1,921)	$(1,406)	$189,018	$(156,492)	$1,416,340